Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

UNSECURED PROMISSORY NOTE

$[_____________]	__________, 2026

FOR VALUE RECEIVED, the undersigned, Olenox Industries Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of [___________] (“Holder”), the principal sum of $[___________] USD (the “Principal”), together with all accrued and unpaid interest thereon and all other amounts which may be due and payable in accordance with the terms set forth herein. This unsecured promissory note (this “Promissory Note”) is hereby delivered pursuant to 2.02(a) of that certain Membership Interest Purchase Agreement dated as of the date hereof, by and among Borrower, Holder, and the other parties thereto (the “Purchase Agreement”). This Promissory Note is delivered together with the other promissory notes (such promissory notes, together with this Promissory Note, each a “Seller Note”, and collectively, the “Seller Notes”) made by Borrower as of the date hereof made payable to each holder of such note, including Holder, identified on Exhibit A hereto (each such note holder, a “Note Holder”, and collectively, the “Note Holders”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

1. Payment Provisions.

(a) Principal and interest on this Promissory Note shall be due and payable as set forth herein. Interest (the “Interest”) shall accrue on the outstanding balance of the Principal at a rate of ten percent (10.0%) per annum, beginning on the date of this Promissory Note.

(b) Beginning on the date that is 90 days following the date of this Note, Buyer shall make quarterly Interest-only payments to Holder, at such times and in such amounts set forth on the attached Schedule 1, provided that all amounts outstanding under this Promissory Note, including all accrued and unpaid Interest and any other amounts payable under this Promissory Note, shall be due and payable on the Maturity Date, unless otherwise provided in Section 2 or Section 3, as applicable. “Maturity Date” means the earlier of (a) the third anniversary of the date on which the first payment hereunder is due and (b) the date on which all amounts under this Promissory Note shall become due and payable pursuant to Section 2 or Section 3, as applicable.

(c) All payments of Interest and Principal will be due and payable in cash or other immediately available funds and in United States Dollars (“USD”). If any day on which a payment is due pursuant to the terms of this Promissory Note is not a day on which banks in the State of Delaware are generally open, such payment shall be due on the following business day.

(d)

(i) Any outstanding Principal under this Promissory Note and any accrued Interest thereupon may be paid early, in whole or part, at any time without penalty. All payments received on account of the indebtedness evidenced by this Promissory Note shall be applied first to Interest accrued, and the remainder, if any, to the outstanding Principal balance. Prepayments shall not reduce, defer, or otherwise modify the amount or timing of any payment required under this Promissory Note except as specifically described in this Section 1(d)(i). For the avoidance of doubt, following any partial prepayment, the Borrower shall remain obligated to make each scheduled payment in the full amount and on the date specified on Schedule 1, and any partial prepayment shall reduce the final balloon payment or the last scheduled installment(s) due under this Promissory Note.

(ii) Prepayment of Principal and/or Interest under this Promissory Note shall be made pro rata among this Promissory Note and all other Seller Notes based on the portion of the outstanding principal amount of each such Seller Note as a percentage of the aggregate outstanding principal amount of all such Seller Notes at the time of prepayment (the principal amount of each Seller Note as a percentage of the aggregate principal amount of all Seller Notes as of the date hereof is set forth on Exhibit A). The Borrower shall not prepay any portion of this Promissory Note without simultaneously prepaying each of the other Seller Notes in the same proportion.

(e) All payments made on account of the indebtedness evidenced by this Promissory Note shall be made to Holder at such place or to such account as Holder may specify. Holder may update its payment information by providing notice of the same in writing to Borrower.

2. Events of Default.

(a) Default. Upon the occurrence of an Event of Default (defined below), Holder shall have the right without presentment, notice or demand of any kind, to either (i) convert this Promissory Note pursuant to Section 2(c) or (ii) accelerate this Promissory Note and to declare all of the obligations of Borrower under this Promissory Note immediately due and payable. Upon the occurrence of an Event of Default, the outstanding Principal balance hereunder, along with any past due Interest on this Promissory Note, shall bear interest at a rate equal to twelve and one half percent 12.5% per annum, calculated from the date of such Event of Default until fully paid.

(b) Event of Default. For purposes of this Promissory Note, “Event of Default” shall mean the occurrence of any one or more of the following: (i) Borrower fails to make any timely payment of any amount due under this Promissory Note or any other Seller Note, (ii) Borrower fails to make any timely payment of any amount due under any other loan agreement or promissory note or material contract to which Borrower is a party within five (5) business days after notice from Holder that such payment is overdue; (iii) Borrower materially breaches any of its covenants or agreements hereunder or under any other agreement or instrument between Borrower and Holder unless such failure is capable of cure, as determined by Holder in Holder’s reasonable discretion, in which case Borrower shall have thirty (30) days thereafter to effectuate such cure; (iv) the dissolution or liquidation of Borrower; or (v) the execution of an assignment for the benefit of creditors by Borrower or the voluntary or involuntary filing or commencement for any proceedings for relief under the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as may be amended from time to time, or insolvency laws or any laws relating to the relief of debtors, readjustment of any indebtedness, reorganization, composition, extension of debt, or the appointment of a receiver or trustee for, by or against Borrower or any of its assets.

(c) Conversion on Default.

(i) Subject to the limitations contained in this Note if at any time an Event of Default has occurred and is continuing, then at the election of Holder, this Promissory Note will convert into that number of shares of Common Stock of Borrower equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest of this Promissory Note on the date of such conversion by (y) the greater of the listed price per share of Common Stock of Borrower on the Nasdaq as of the date of conversion or $5.00.

(ii) Notwithstanding anything herein to the contrary, the Company shall not issue to Holder any shares of Common Stock otherwise issuable upon conversion of this Note (the “Conversion Shares” to the extent such shares after giving effect to such issuance after conversion and when added to the number of shares of Common Stock issued and issuable upon conversion of any shares of any Preferred Stock or exercise of any Warrants issued pursuant to the Purchase Agreement (together with such Holder’s affiliates), would (a) beneficially own in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to such issuances or (b) control in excess of 19.9% of the total voting power of the Company’ securities outstanding immediately after giving effect to such issuances that are entitled to vote on a matter being voted on by holders of the Common Stock.

(iii) In no event shall any conversion of this Note exceed the Beneficial Ownership Limitation as defined in the Certificate of Designation. No Holder shall be entitled to exercise any right to convert this Promissory Note and the Company will have no obligation to honor such conversion if, after giving effect to such conversion, such Holder, together with any Attribution Party (as defined in the Certificate of Designation) would be the beneficial owner of an amount of Common Stock of Buyer in excess of the Beneficial Ownership Limitation.

3. Remedies. If any Event of Default shall occur, Holder shall have all rights and remedies provided under (i) this Promissory Note, including, without limitation, as set forth in Section 2, and (ii) applicable law (including, without limitation, all other legal and equitable remedies available to Holder). Upon the occurrence of an Event of Default described in Section 2(b)(v) above, all outstanding Principal and Interest, and all other amounts, fees, costs, and charges due or in connection with and payable under this Promissory Note, shall, without demand, presentment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived by Borrower to the fullest extent permitted by applicable law, immediately and automatically become due and payable in full.

4. Severable Provisions. The provisions of this Promissory Note are intended to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Promissory Note or any part hereof.

5. Notice. All notices, requests, demands, or other communications that may be or are required or permitted to be served or given hereunder (in this section collectively called “Notices”) shall be made pursuant to and in compliance with Section 10.03 of the Purchase Agreement.

6. Amendments. No amendment or waiver of any provision of this Promissory Note, nor consent to any departure by Borrower here from, shall in any event be effective unless the same shall be in writing and signed by Holder and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment or waiver of any provision of this Promissory Note, nor consent to any departure by Borrower here from, which, in either any case, shall result in any terms or conditions of this Promissory Note being more favorable to Holder than the terms and conditions provided to any other Note Holder under any other Seller Note, including but not limited to terms relating to interest rate, maturity date, or repayment schedule, shall, in any event, be effective unless the same shall be in writing and signed by all Note Holders and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7. Permissible Interest. In no contingency or event whatsoever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under applicable law. If any such excess amount is inadvertently paid by Borrower or inadvertently received by Holder, such excess shall be returned to Borrower or credited as a payment of Principal. It is the intent hereof that Borrower not pay or contract to pay, and Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under applicable law.

8. GOVERNING LAW; FORUM; WAIVER OF JURY TRIAL.

(a) Governing Law. This Promissory Note shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b) Venue. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS PROMISSORY NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE INSTITUTED EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE, OR, IF SUCH COURT IS UNWILLING TO ACCEPT JURISDICTION OVER SUCH MATTER, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT DELIVERED IN ACCORDANCE WITH SECTION 5 HEREOF BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION WITH, THIS PROMISSORY NOTE AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF BORROWER OR HOLDER.

9. Adjustments to Outstanding Amount. The parties hereby further agree that the total outstanding amount under this Promissory Note is subject to certain offset rights of Borrower as more particularly described in Section 9.06(b) of the Purchase Agreement.

10. Assigns. This Promissory Note may not be assigned by either Borrower or Holder without prior written consent of the other party, which will not be unreasonably withheld, conditioned, or delayed.

11. Electronic Execution. This Promissory Note may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; or (b) an original manual signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the day and year first written above.

BORROWER:

Olenox Industries Inc.
a Delaware corporation

By
Name:	Michael McLaren
Title:	Chief Executive Officer

Accepted by Holder:

Exhibit A

NOTE HOLDERS AND SELLER NOTES

Note Holder	Principal owing under Note Holder’s Seller Note	Amount of principal of Seller Note as a percentage of aggregate principal of all Seller Notes
Bernardo Schucman	$3,200,000	20%
Shanti Cillo	$9,168,000	57.3%
Luis Federico Safer Pereira	$640,000	4%
Gustavo Caldeira de Andrada	$640,000	4%
Roberto Santacroce Martins	$640,000	4%
Francesca Forcella	$912,000	5.7%
Buckman, Buckman & Reid	$800,000	5%
TOTAL	$16,000,000	100%

Schedule 1

Payment Schedule